Exhibit 10.3
Private & confidential
Dated: 2nd July, 2010
EMPORIKI BANK OF GREECE S.A.
(as lender)
- and -
GRAND MARKELA INC.
(as Borrower)
- and -
GRANDUNION INC.
- and -
NEWLEAD HOLDINGS LTD.
(as New Corporate Guarantor)
- and -
NEWLEAD BULKERS S.A.
(as Approved Manager)

THIRD SUPPLEMENTAL AGREEMENT
in relation to a Loan Agreement
dated 29th November, 2006
for a loan facility of up to US$14,750,000

Theo V. Sioufas & Co.
Law Offices
Piraeus
(J35-350157/C)

THIS AGREEMENT is made this 2nd day of July, 2010
BETWEEN
(1)	EMPORIKI BANK OF GREECE S.A., a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 11 Sofokleous Street, Athens, Greece, acting for the purposes of this Agreement through its office at 1 Korai Street, Athens, Greece (the “Bank” which expression shall include its successors and assigns);

(2)	GRAND MARKELA INC., a company incorporated in the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia, as borrower (hereinafter called the “Borrower”, which expression shall include its successors); and

(3)	GRANDUNION INC., a company organised and existing under the laws of the Republic of Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Existing Corporate Guarantor”, which expression shall include its successors in title);

(4)	NEWLEAD HOLDINGS LTD., a company duly incorporated under the laws of Bermuda, having its registered office at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda and listed and trading in the NASDAQ Stock Exchange, New York (hereinafter called the “New Corporate Guarantor”, which expression shall include its successors in title); and

(5)	NEWLEAD BULKERS S.A., a company duly incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia and an office established in Greece (83 Akti Miaouli and Flessa Street, GR 185.38 Piraeus) pursuant to the Greek laws 89/67, 378/68, 27/75 and 814/79 (the “Approved Manager”, which expression shall include its successors in title);
AND IS SUPPLEMENTAL to a loan agreement dated 29th November, 2006 made between (1) the Bank, as lender and (2) the Borrower, as borrower, as amended and/or supplemented by:
(a)	a First Supplemental Agreement dated 7th August, 2009 and made between (inter alios) the Bank, the Borrower and the Existing Corporate Guarantor (the “First Supplemental Agreement”); and

(b)	a Second Supplemental Agreement dated 9th April, 2010 and made between (inter alios) the Bank, the Borrower, the Existing Corporate Guarantor and the Approved Manager, (the “Second Supplemental Agreement”)
on the terms and conditions of which the Bank has advanced to the Borrower a secured multi-currency loan facility of up to Fourteen million seven hundred fifty thousand United States Dollars (US$14,750,000) or the equivalent thereof in an Optional Currency (the “Loan”) for the purposes therein specified (the said Loan Agreement as amended and/or supplemented by the First Supplemental Agreement and the Second Supplemental Agreement is hereinafter called the “Principal Agreement”) (the Principal Agreement as hereby amended and as the same may hereinafter be amended and/or supplemented is hereinafter called the “Loan Agreement”).
WHEREAS:
(A)	the Borrower, the Existing Corporate Guarantor and the Approved Manager hereby jointly and severally acknowledge and confirm that (a) the Bank has advanced to the Borrower the full amount of the Loan in the principal amount of United States Dollars Fourteen million seven hundred fifty thousand (US$14,750,000) in one advance and (b) as the date hereof the amount of (US$9,800,000) (US Dollars nine million eight hundred thousand) remains outstanding;

(B)	pursuant to a Corporate Guarantee dated 29th November 2006 and granted by the Existing Corporate Guarantor (the “Existing Corporate Guarantee”) the Existing Corporate Guarantor irrevocably and unconditionally guaranteed the due and timely repayment of the Loan and interest and default interest accrued thereon and the performance of all the obligations of the Borrower under the Principal Agreement and the Security Documents executed in accordance thereto;

(C)	the Borrower and (inter alia) the New Corporate Guarantor have requested the Bank to consent to:
(a)	the release of the Existing Corporate Guarantor from its obligations under the Existing Corporate Guarantee and the replacement of the Existing Corporate Guarantor by the New Corporate Guarantor as Corporate Guarantor of the obligations of the Borrower under the Principal Agreement as hereby amended; and

(b)	the transfer of the total number of the issued and outstanding shares of the shareholders of the Borrower to the New Corporate Guarantor;

(c)	the release of the Personal Guarantor from his obligations under the Personal Guarantee; and

(d)	the amendment of the Principal Agreement as set out in Clause 5 hereof;
and the Bank has agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:
1.	Definitions

1.1	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date, not being later than 2nd July, 2010 (or such later date as the Bank may agree) upon which all the conditions contained in Clause 4 shall have been satisfied and this Agreement shall become effective;

“Existing Corporate Guarantee” means the irrevocable and unconditional guarantee dated 29th November, 2006 granted by Existing Corporate Guarantor in favour of the Bank in security of the Borrower’s obligations under the Loan Agreement; and

“Loan Agreement” means the Principal Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented;

“New Corporate Guarantee” means a guarantee given or, as the context may require, to be given by the New Corporate Guarantor in form and substance satisfactory to the Bank as security for (inter alia) the Outstanding Indebtedness and any and all other obligations of the Borrower under the Loan Agreement;

“Mortgage Amendment No. 2” in relation to the Vessel, means the amendment No. 2 to the first preferred Liberian Ship mortgage registered over the Vessel in favour of the Bank, whereby the said first mortgage shall be amended as therein provided, executed or (as the context may require) to be executed by the Borrower in favour of the Bank in form satisfactory to the Bank;

“New Shares Pledge Agreement” means the pledge agreement to be executed by the New Corporate Guarantor, as Pledgor in favour of the Bank whereby the New Corporate Guarantor shall pledge all the issued share capital of the Borrower in favour of the Bank, in form and substance satisfactory to the Bank as the same may from time to time be amended and/or supplemented;

“New Security Documents” means the New Corporate Guarantee, the New Shares Pledge Agreement and the Mortgage Amendment No. 2;

“Vessel” means the m/v “GRAND MARKELA” of approximately 38,022 gt and 24,121 nt, built in 1990 in Japan by Hitachi Zozen Corporation, lawfully registered under the laws and flag of the Republic of Liberia in the Ships’ Register of the Port of Monrovia in the ownership of the Borrower and having Official No. 12818, IMO No. 8811792, Call Sign A8IB7;

1.3	In this Agreement:
(a)	Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations;

(b)	clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement;

(c)	references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement; and

(d)	all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.
2.	Representations and warranties

2.1	The Borrower, the Existing Corporate Guarantor, the Approved Manager and the New Corporate Guarantor hereby jointly and severally represent and warrant to the Bank as at the date hereof that the representations and warranties set forth in the Principal Agreement and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

2.2	In addition to the above the Borrower, the Existing Corporate Guarantor, the Approved Manager and the New Corporate Guarantor hereby jointly and severally represent and warrant to the Bank as at the date of this Agreement that:
a.	each of the corporate Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation has full power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Principal Agreement, this Agreement and the New Security Documents and has complied with all statutory and other requirements relative to its business and does not have an established place of business in any part of the United Kingdom or the USA;

b.	all necessary licences, consents and authorities, governmental or otherwise under this Agreement, the Principal Agreement and the New Security Documents have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform its obligations hereunder;

c.	this Agreement constitutes, and each of the New Security Documents on the execution thereof will constitute, the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

d.	the execution and delivery of, and the performance of the provisions of this Agreement and the New Security Documents do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or its respective constitutional documents;

e.	no action, suit or proceeding is pending or threatened against any of the Borrower, the Approved Manager and the New Corporate Guarantor or its assets before any court, board of arbitration or administrative agency which could or might result in any material adverse change in the business or condition (financial or otherwise) of the Borrower, the Approved Manager or the New Corporate Guarantor; and

f.	none of the Borrower, the Approved Manager and the New Corporate Guarantor is and at the Effective Date will be in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation.
3.	Agreement of the Bank

3.1	The Bank, relying upon each of the representations and warranties set out in Clause 2 hereby agree with the Borrower, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to consent to:
a.	the amendment of the Margin;

b.	the transfer of the total number of the issued and outstanding shares of the shareholders of the Borrower to the New Corporate Guarantor;

c.	the release of the Existing Corporate Guarantor from its obligations under the Existing Corporate Guarantee and the replacement of the Existing Corporate Guarantor by the New Corporate Guarantor as Corporate Guarantor of the obligations of the Borrower under the Principal Agreement as hereby amended; and

d.	the release of the Personal Guarantor from his obligations under his Personal Guarantee; and

e.	the amendment of the Principal Agreement as set out in Clause 5 hereof;
and the Bank has agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

4.	Conditions

4.1	The agreement of the Bank contained in Clause 3.1 shall be expressly subject to the fulfilment of the conditions set out in this Clause and further subject to the condition that the Bank shall have received on or before the Effective Date in form and substance satisfactory to the Bank and its legal advisers:
a.	a certificate of good standing or equivalent document issued by the competent authorities of the place of its incorporation in respect of each of the Borrower and the New Corporate Guarantor;

b.	certified and duly legalised copies of resolutions passed at a meeting of the Board of Directors of each of the Borrower and the New Corporate Guarantor and certified and duly legalised copies of the resolutions passed at a meeting of the shareholders of the Borrower (and of any corporate shareholder thereof) evidencing approval of this Agreement and of such of the New Security Documents to which is or is to be a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Bank;

c.	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement and the New Security Documents;

d.	the original of any power(s) of attorney issued in favour of any person executing this Agreement or any of the New Security Documents on behalf of each of the Borrower and the New Corporate Guarantor;

e.	such favourable legal opinions from lawyers acceptable to the Bank and its legal advisors on such matters concerning the laws of Bermuda and such other relevant jurisdiction as the Bank shall require; and

f.	each of the New Security Documents duly executed by the respective parties thereto and, where appropriate, duly registered in favour of the Bank.
5.	Variations to the Principal Agreement

5.1	In consideration of the agreement of the Bank contained in Clause 3.1, the Borrower and the New Corporate Guarantor hereby jointly and severally agree with the Bank that (subject to the satisfaction of the conditions precedent contained in Clause 4) with effect from the Effective Date, the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows:
a.	the definitions of Clause 1.2 of the Principal Agreement referred to hereinbelow shall be deleted and replaced by the following:
i.	““Corporate Guarantor” by:

“Corporate Guarantor” means NewLead Holdings Ltd., a company duly incorporated under the laws of Bermuda, whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda, and any other person nominated by the Borrower and acceptable to the Bank which may give a Corporate Guarantee;”;

ii.	““Margin” by:

““Margin” means three per centum (3%) per annum;”;

iii.	“Mortgage” by:

"Mortgage” in relation to the Vessel means the first preferred Liberian mortgage executed by the Owner thereof in favour of the Bank as amended by the Mortgage Amendment No.1 and the Mortgage Amendment No. 2 and as the same may from time to time be further amended and/or supplemented;
b.	with effect from the Effective Date a new clause 8.14 shall be inserted in the Principal Agreement reading as follows:

“The Borrower hereby undertakes with the Bank that, from the date of this Agreement and as long as any moneys are due and/or owing and/or outstanding under this Agreement or any of the other Security Documents, it will procure and ensure that:
(a)	at least 33.3% of the total issued share capital of the Corporate Guarantor is directly and/or indirectly held by Messrs. Michael Zolotas and Nikolaos Fistes throughout the Security Period;

(b)	Messrs. Nikolaos Fistes and Michael Zolotas to remain Chairman and CEO respectively of the Corporate Guarantor throughout the Security Period; and

(c)	the Corporate Guarantor shall comply with all its obligations under the Loan Agreement including, without limitation, the negative undertakings set forth in clause 5.2 of the Corporate Guarantee and the additional financial covenants set forth in clause 5.3 of the Corporate Guarantee.”;
c.	with effect from the Effective Date sub-clause (f) of clause 9.6 of the Principal Agreement is hereby amended to read as follows:
“(f) without the prior written consent of the Bank there is any change in the legal and beneficial shareholding of:
(i)	any of the Security Parties (other than the Corporate Guarantor) from that evidenced to the Bank prior to the date of this Agreement;

(ii)	the Corporate Guarantor as a result of which Messrs. Michael Zolotas and Nikolaos Fistes cease to hold directly and/or indirectly at least 33.3% of the total issued share capital of the Corporate Guarantor; or”;

d.	with effect from the Effective Date Sub-clause (c)(i) to clause 15.1 of the Principal Agreement is hereby amended to read as follows:
“(i)	if to be sent to any Security Party, to:

Newlead Bulkers S.A. 83 Akti Miaouli and Flessa Street, 185 38 Piraeus, Greece, Fax No.: +30 213 014 8209 Attention: Chief Financial Officer”.
e.	the definition “Security Documents” with effect as from the date hereof shall be deemed to include the Security Documents as amended and/or supplemented in pursuance to the terms hereof as well as the New Security Documents and any document or documents (including if the context requires the Loan Agreement) that may now or hereafter be executed as security for the repayment of the Loan, interest thereon and any other moneys payable by the Borrower under the Principal Agreement and the Security Documents (as herein defined) as well as for the performance by the Borrower and the other Security Parties (as herein defined) of all obligations, covenants and agreements pursuant to the Principal Agreement this Agreement and/or the Security Documents.

f.	with effect from the Effective Date all references in the Principal Agreement to:

g.	with effect from the Effective Date all references in the Principal Agreement to:
(i)	“this Agreement”, “hereunder” and the like in the Principal Agreement and “the Agreement” in the Security Documents shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement; and

(ii)	the “Personal Guarantee” and the “Personal Guarantor” shall be construed as deleted.
6.	Entire agreement and amendment

6.1	The Principal Agreement, the Security Documents, and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the parties to be bound or burdened thereby.

6.2	This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments,

calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

7.	Continuance of Principal Agreement and the Security Documents

7.1	Save for the alterations to the Principal Agreement made or deemed to be made pursuant to this Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrower and the other Security Parties shall continue and remain valid and enforceable.

8.	Fees and expenses

8.1	The Borrower agrees to pay to the Bank upon demand:
a.	an amendment fee of Dollars One hundred ninety six thousand ($196,000) payable on the date hereof; and

b.	on a full indemnity basis and from time to time all costs, charges and expenses (including legal fees) incurred by the Bank in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or under the Security Documents.
8.2	The Borrower and the New Corporate Guarantor jointly and severally covenant and agree to pay and discharge all stamp duties, registration and recording fees and charges and any other charges whatsoever and wheresoever payable or due in respect of this Agreement and/or any document executed pursuant hereto.

9.	Miscellaneous

9.1	The provisions of Clause 13 (Assignment, Participation and Lending Branch) and Clause 15.1 (as hereby amended) of the Principal Agreement shall apply to this Agreement as if the same were set out herein in full.

10.	Applicable law and jurisdiction

10.1	This Agreement shall be governed by and construed in accordance with Hellenic Law and in particular with the provisions of (i) Act of the Monetary Committee under Serial No. 187/1978 (as amended), (ii) the provisions of L.D. dated 17.7/13.8.1923 on “Special Provisions on Societes Anonymes” and (iii) the special terms set out in the resolutions of the Bank of Greece or any other competent Authority. Moreover, the Borrower hereby acknowledges and declares that it is fully familiar with the General Transaction Terms of the Bank and it is hereby agreed that the said General Transaction Terms shall be deemed an integral part of this Agreement.

10.2	For the exclusive benefit of the Bank, each of the Borrower and the New Corporate Guarantor hereby (i) irrevocably submits to the non exclusive jurisdiction of the Courts of Piraeus in Greece and (ii) agrees that any summons, writ, judicial or extra-judicial notice, protest, payment order, order for payment, order for enforcement, announcement of claim or other legal process issued against it in Greece shall be served upon the Process Agent, who is hereby authorised to accept such service, which shall be deemed to be good service on each of the Borrower and the New Corporate Guarantor.
(a)	The submission to the jurisdiction of the Courts of Piraeus shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower and/or the New Corporate Guarantor in the courts of any other jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(b)	The parties further agree that subject to sub-Clause 16.2(b) the Courts of Piraeus shall have exclusive jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Agreement and each of the Borrower and the New Corporate Guarantor hereby waives any objections to proceedings with respect to this Agreement in such courts on the grounds of venue or inconvenient forum.
10.3	If it is decided by the Bank that any such proceedings should be commenced in any other country, then any objections as to the jurisdiction or any claim as to the inconvenience of the forum is hereby waived by each of the Borrower and the New Corporate Guarantor and it is agreed and undertaken by each of the Security Parties to instruct lawyers in that country to accept service of legal process and not to contest the validity of such proceedings as far as the jurisdiction of the court or courts involved is concerned and each of the Security Parties agrees that any judgement or order obtained in an English court shall be conclusive and binding on the Security Parties (and each of them) and shall be enforceable without review in the courts of any other jurisdiction.

10.4	Mr. Panagiotis-Peter Kallifidas, an attorney at law, presently of 83 Akti Miaouli and Flessa Street, 185 38 Piraeus, Greece, is hereby appointed by the Borrower as agent to accept service (hereinafter “Process Agent”) upon whom any judicial process in respect of proceedings in Greece may be served and any process notice, judicial or extra-judicial request, demand for payment, payment order, foreclosure proceedings, notarial announcement of claim, notice, request, demand or other communication under this Agreement or any of the Security Documents. In the event that the Process Agent (or any substitute process agent notified to the Bank in accordance with the foregoing) cannot be found at the address specified above (or, as the case may be, notified to the Bank), which will be conclusively proved by a deed of a process server to the effect that the Process Agent was not found at such address, any process notice, judicial or extra-judicial request, demand for payment, payment order, foreclosure proceedings, notarial announcement of claim or other communication to be sent to any Security Party may be validly notified in accordance with the relevant provisions of the Hellenic Code on Civil Procedure.

10.5	In this Clause 10 “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.
IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.

EXECUTION PAGE
THE BORROWER

SIGNED by		)
Mr. Michail Livanos	)
for and on behalf of		)
Grand Markela Inc.,		)	/s/ Michail Livanos

of Liberia, in the presence of:		)	Attorney-in-Fact

Witness:	/s/ Efstratios Kalantzis
	Name:	Efstratios Kalantzis
	Address:	13 Defteras Merarchias Str. Piraeus, Greece
	Occupation:	Attorney-at-law

THE EXISTING CORPORATE GUARANTOR

SIGNED by	)
Mr. Michail Livanos	)
for and on behalf of	)
Grand union Inc.,	)	/s/ Michail Livanos

of the Marshall Islands, in the presence of:	)	Attorney-in-Fact

Witness:	/s/ Efstratios Kalantzis
	Name:	Efstratios Kalantzis
	Address:	13 Defteras Merarchias Str. Piraeus, Greece
	Occupation:	Attorney-at-law

THE NEW CORPORATE GUARANTOR

SIGNED by	)
Mr. Panagiotis-Peter Kallifidas	)
for and on behalf of	)
NewLead Holdings Ltd.,	)	/s/ Panagiotis-Peter Kallifidas

of Bermuda, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
	Name:	Efstratios Kalantzis
	Address:	13 Defteras Merarchias Str. Piraeus, Greece
	Occupation:	Attorney-at-law

THE APPROVED MANAGER

SIGNED by		)
Mr. Sotirios Karpouzis	)
for and on behalf of		)
Newleads Bulkers S.A.,		)	/s/ Sotirios Karpouzis

of Liberia, in the presence of:		)	Attorney-in-Fact

Witness:	/s/ Efstratios Kalantzis
	Name:	Efstratios Kalantzis
	Address:	13 Defteras Merarchias Str. Piraeus, Greece
	Occupation:	Attorney-at-law

THE BANK

SIGNED by	)
Mrs. Christina Margelou	)	/s/ Christina Margelou

and Mrs. Evangelia Makri	)	Attorney-in-Fact
for and on behalf of	)
EMPORIKI BANK OF GREECE S.A.	)
in the presence of:	)	/s/ Evangelia Makri

Attorney-in-Fact

Witness:	/s/ Efstratios Kalantzis
	Name:	Efstratios Kalantzis
	Address:	13 Defteras Merarchias Str. Piraeus, Greece
	Occupation:	Attorney-at-law